CONVERTIBLE DEBENTURE
                              ---------------------

NEITHER THIS DEBENTURE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON
CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE DEBENTURE OR SUCH SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ION NETWORKS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.


                                  ION NETWORKS

                              CONVERTIBLE DEBENTURE

                                                                  August 5, 2004


$200,000.00

     1. Loan. In exchange for $200,000.00, receipt of which is hereby acknowledged, the undersigned ION Networks, Inc., a Delaware corporation, with its address at 120 Corporate Boulevard, South Plainfield, New Jersey 07080 (referred to herein as "Borrower"), promises to pay to the order of Stephen M. Deixler, with an address at 371 Eagle Drive, Jupiter, Florida, 33477 ("Lender"), the principal sum of $200,000.00, and interest from the date hereof on the outstanding principal balance, at a rate equal to five (5%) percent per annum. Interest shall be compounded at each twelve (12) month anniversary of the issuance of this Note. The principal balance then outstanding under this convertible debenture ("Debenture") plus accrued but unpaid interest shall be paid in full on August 4, 2008 (the "Maturity Date"), subject to Borrower's prepayment rights as set forth below.

     Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. All amounts due hereunder are payable in lawful money of the United States of America to the Lender at the address above indicated, or as to any assignee of Lender, at the address provided by such assignee.

     2. Conversion. (a) At any time from the date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, to convert the outstanding principal in whole or in part (but if in part, in increments of principal of no less than Ten Thousand ($10,000) Dollars), into shares of Common Stock par value $.001 per share ("Common Stock") of the Borrower, at the Conversion Price per share, subject to adjustment as described below. The Conversion Price shall be equal to the simple average of the closing trading price (or if no trades occurred that day, the mean between the high bid and low ask on such date) of the Borrower's Common Stock as reported on the Yahoo finance page or comparable service (the "Closing Price") over a ten (10) Trading Day period commencing on July 29,2004 until August 12, 2004, excluding closing date. A "Trading Day" shall mean any day on which the Principal Market is open for business and (ii) "Principal Market" shall mean initially the OTC Bulletin Board and shall include the American Stock Exchange, Nasdaq National Market, the Nasdaq SmallCap Market, Bulletin Board or the New York Stock Exchange if the Borrower is listed and its Common Stock trades on such market or exchange. If the Borrower's Common Stock trades on more than one market, the Principal Market shall be the market with the greatest trading volume over the three-month period prior to the date or determination of any event specified herein.

     (b) Lender may convert the above specified amount of this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) at the principal office of the Borrower, or at such other agency or office of the Borrower in the United States of America as the Borrower may designate by notice in writing to the Lender at the address of Lender appearing herein. Upon any conversion of this Debenture, there shall be executed and issued to the Lender a new Debenture in respect of such outstanding amounts of principal and accrued but unpaid interest hereunder as to which Lender shall not have converted this Debenture, if any. In the event of the conversion of this Debenture, a certificate or certificates for the securities so converted, as applicable, registered in the name of the Lender, shall be delivered to the Lender fifteen (15) days after the receipt by Borrower of this Debenture and Lender's written request for conversion. Such certificate shall bear a legend indicating the restricted nature of the securities issued comparable to the legend on the first page of the Debenture.

     (c) The Borrower may at any time after August 5, 2005, at its option, automatically convert the principal and accrued interest thereon of this Debenture to shares of Common Stock, at the Conversion Price, if the Borrower's per share Closing Price exceeds the Conversion Price multiplied by two (2) for any twelve (12) Trading Days in any consecutive fifteen (15) Trading Day period. If Borrower elects to automatically convert this Debenture, such conversion shall be effective from the date the Borrower transmits a notice to Lender of this election.

     (d) If the Borrower, at any time while this Debenture is outstanding, (A) shall pay a stock dividend or otherwise make a distribution on shares of its Common Stock, which dividend or distribution is payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares or (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price as then in effect shall be adjusted by multiplying it by a fraction, of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event.

     (e) Any adjustment to the Conversion Price made pursuant to the adjustment provisions of this Section 2 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (f) In case of any consolidation or merger of the Borrower with or into another corporation or entity, or the conveyance of all or substantially all of the assets of the Borrower to another corporation or entity, in either case resulting in a conversion, extinguishment or exchange of the outstanding shares of Common Stock, or any other reclassification of the Common Stock not described above, this Debenture shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of this Debenture would have been entitled upon such consolidation, merger, conveyance or reclassification; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Debenture, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

     (g) This Debenture and any of the rights granted hereunder, and any of the shares issuable upon conversion, are freely transferable by the Lender, in its sole discretion, subject to federal and state securities law restrictions. In the event of a transfer of the Debenture, in part, but not in whole, the Borrower will issue a Debenture replacing that of the transferor, with respect to the principal amount of the Debenture not transferred and shall issue a new Debenture to the transferee representing the portion so transferred.

     (h) The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender or subsequent Holders (as defined below), not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of this Debenture. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

     (i) Upon conversion hereunder, the Borrower shall not be required to issue stock certificates representing fractions of shares of the Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Common Stock.

     (j) If (i) the Borrower shall declare a dividend (or any other distribution) on the Common Stock; (ii) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Borrower shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower; then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debenture, and shall cause to be mailed to the Lender and any other Holder at its last address as shall appear upon the debenture records of the Borrower, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice; provided further, that if any action is taken on written consent in lieu of meeting, notice shall be made as soon as reasonably practicable thereafter.

     (k) The issuance of certificates for shares of the Common Stock or other securities on conversion of this Debenture shall be made without charge to the Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender and the Borrower shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower or its designee the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

     (l) Nothing herein shall limit any right granted to Lender by any other instrument or document or by law or equity.

     3. Prepayment. Borrower may, at any time after August 5, 2005 and prior to the Maturity Date, prepay the principal balance of this Debenture, in whole or in part, provided, however, that such prepayment be made in increments of principal of no less than Ten Thousand ($10,000) Dollars. Any such prepayment shall be accompanied by accrued interest on any portion of the principal of the Debenture being prepaid. Borrower shall exercise its right of prepayment by mailing a notice to Lender of the amount of the Debenture being prepaid, 30 days in advance of the intended prepayment, and by delivering a check representing the appropriate consideration for the prepayment within 45 days after such notice. No prepayment shall be permitted as to any principal amount for which Lender has requested conversion under Section 2 above prior to the end of the 30-day period following the giving of the notice of prepayment by Borrower.

Prepayment shall require a premium on the outstanding principal balance being repaid of (i) four (4%) percent, if prepayment is to be made on or prior to one year from the date hereof and (ii) two (2%) percent, if prepayment is to be made after one year from the date hereof and on or prior to two years from the date hereof. No prepayment premium shall be required for prepayments to be made after two (2) years from the date hereof.

     4. Events of Default. Each of the following events, if occurring while any of the principal or interest of this Debenture remains unpaid, shall constitute an "Event of Default" hereunder:

     (a) The Borrower shall fail to pay the principal or interest of this Debenture or any other amounts payable to the Lender hereunder when due.

     (b) The Borrower shall commence, or there shall be commenced against the Borrower a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due.

     (c) Immediately upon the occurrence of an Event of Default, at Lender's option, (i) the Maturity Date shall be deemed to have occurred automatically and
(ii) the entire principal amount of this Debenture then outstanding, all other amounts payable by the Borrower hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, anything herein to the contrary notwithstanding. Upon the occurrence and during the continuation of an Event of Default and the declaration of the Maturity Date, the Lender shall have, in addition to all other rights and remedies under this Debenture and related documents, all other rights and remedies provided under each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

     5. Notices. Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Borrower, at the address set forth above, facsimile number: ___________, Attn: Chief Executive Officer, or such other address or facsimile number as the Borrower may specify for such purposes by notice to the Lender delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Lender (or its assignee) at the address of the Lender (or such assignee) appearing on the books of the Borrower, or if no such address appears, at the principal place of business of the Lender. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

     6. Registration of Conversion Shares. (a) If (but without any obligation to do so) the Borrower proposes to register (including for this purpose a registration effected by the Borrower for stockholders other than the Lender) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to (i) the sale of securities to employees of the Borrower pursuant to a stock option, stock purchase or similar plan, or (ii) a SEC Rule 145 transaction), the Borrower shall, at such time, promptly give the Lender and its registered assigns of all or part of this Debenture (the Lender and each such person, a "Holder") written notice of such proposed registration. Upon the written request of a Holder given within twenty (20) days after mailing of such notice by the Borrower in accordance with Section 5 hereof, the Borrower shall, subject to the provisions of Section 8(c), endeavor to cause to be registered for resale under the Act all of the shares of Common Stock issuable upon conversion of the Debenture (the "Conversion Shares") that each such Holder has requested to be registered.

     (b) Whenever required under this Section 6(a) to effect the registration of any Conversion Shares, the Borrower shall, as expeditiously as reasonably possible use reasonable efforts to (i) file a registration statement (the "Registration Statement"), registering for resale the Conversion Shares and (ii) cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Act") as soon thereafter as reasonably practicable. The Borrower promptly shall provide each Holder with such copies of the final prospectus contained in the Registration Statement after it becomes effective as they shall reasonably request. In addition, the Borrower shall (a) use reasonable efforts to keep the Registration Statement effective for a period ending on the earlier of (x) one (1) year after the Maturity Date of this Debenture or (y) when all such Conversion Shares can be sold without limitation or delay under Rule 144, and (b) file all reports and forms required to be filed by it under the Securities Exchange Act of 1934, as amended ("Reports") on a timely basis so long as a Holder owns any Conversion Shares and shall provide each Holder copies thereof when filed. The Borrower shall not be required to effect a registration of the Conversion Shares if at the time of filing of a Registration Statement, all such Conversion Shares can be sold without limitation or delay under Rule 144.

     (c) Notwithstanding anything contained herein to the contrary, the Borrower shall be entitled to postpone the filing of the Registration Statement otherwise required to be prepared and filed by it in accordance with subparagraph (b) or, in the event the Registration Statement has been declared effective, without suspending such effectiveness, instruct the Holder promptly in writing not to sell or distribute any Conversion Shares (a "Delay"), which instruction Holder shall comply with, as long as the reason for non-disclosure continues, if the

Borrower would be required to disclose in the Registration Statement the existence of any fact relating to a material business situation, transaction or negotiation, or would be required to disclose information that the Borrower has not otherwise made public, in each case, that the Borrower reasonably determines is in the best interests of the Borrower not to disclose at such time, and unless and until each Holder furnishes to the Borrower in writing information that may be required to prepare the disclosure required by Items 507 and 508 of Regulation S-B promulgated under the Act, with respect to such Holder's Conversion Shares being sold under the Registration Statement; provided that, with respect to Delays because of information related to the Borrower (rather than disclosure required to be provided by the Holders), the Borrower shall only be entitled to a maximum of three (3) Delays, each Delay not to exceed a period of thirty (30) days; and further provided, that no period of Delay shall commence within 60 days of a previous Delay.

     (d) Each Holder shall (i) reasonably cooperate with the Borrower in connection with the preparation and filing of the Registration Statement and execute and deliver any agreements or instruments reasonably requested by the Borrower or its counsel in connection therewith and (ii) upon discovery that, or upon the happening of any event as a result of which, the Registration Statement (or any prospectus included therein), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made (as determined by the Borrower or its counsel in its sole discretion), forthwith discontinue its disposition of Conversion Shares pursuant to the Registration Statement, until such time as such Holder have received a supplemented or amended prospectus from the Borrower relating thereto. The Borrower agrees to use its best efforts to prepare any necessary amendments or supplements to the Registration Statement as soon as reasonably practicable after the same becomes necessary and to provide to each Holder quantities of such amendments or supplements reasonably sufficient for the distribution thereof.

     (e) The Borrower shall indemnify and hold harmless each Holder and its respective officers, directors, employees, members, agents, affiliates and control persons (each of the foregoing, a "Holder Indemnitee") who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state any fact or omission to state a fact necessary to make the facts stated under the circumstances not materially misleading, in the Registration Statement or any amendment or supplement thereto or to the prospectus incorporated therein from and against any claim, losses, liabilities, costs and expenses (including attorney's fees, judgments, fines and amounts paid in settlement) ("Loss") actually and reasonably incurred by any such Holder Indemnitee in connection with such claim, action, suit or proceeding or the defense thereof, except to the extent such Loss is the direct result of a misstatement or omission for which such Holder Indemnitee is liable to the Borrower under Section 7(h);

provided, however, that the indemnification contained in this Section 6(e) with respect to any preliminary prospectus shall inure to the benefit of any Holder Indemnitee on account of any such Loss arising from the sale of the Conversion Shares by such Holder Indemnitee to any person if a copy of the definitive prospectus shall have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the definitive prospectus.

     (f) In connection with any offering involving an underwriting of shares of the Borrower's capital stock, the Borrower shall not be required under Section 8(a) to include any of the Holders' Conversion Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Borrower and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Borrower. If the total amount of securities, including Conversion Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Borrower that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Borrower shall be required to include in the offering only that number of such securities, including Conversion Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

     7. Representations of Lender and Holders. The Lender and each subsequent Holder acknowledges that the Borrower will rely on the information and on the representations set forth herein, and the Lender and as applicable, each subsequent Holder, hereby represents, warrants and agrees that:

     (a) The Lender is an "Accredited Investor", as that term is defined under
Section 501(a) of Regulation D under the Act, by virtue of the fact that the Lender is a director of the Borrower.

     (b) The Lender has not received any general solicitation or general advertising regarding the purchase of the Debenture.

     (c) The Lender has sufficient knowledge and experience in financial and business matters so that he or it is able to evaluate the merits and risks of purchasing the Debenture as well as substantial experience in previous private and public purchases of securities.

     (d) The Holder understands that an investment in the Borrower involves significant risk. The Holder does not require the funds to be used to purchase this Debenture for his liquidity or other needs, possesses the ability to bear the economic risk of holding the this Debenture or the Conversion Shares purchased hereunder indefinitely and can afford a complete loss of its investment in the this Debenture or the Conversion Shares.

     (e) Prior to the issuance of this Debenture, the Lender, and prior to conversion, the Holder, has or will have had full opportunity to ask questions of and receive answers from the Borrower and its officers and authorized representatives regarding the terms and conditions of the Debenture and the transactions contemplated hereby, as well as the affairs of the Borrower and related matters. The Holder confirms that he does not desire to receive any further information.

     (f) The Holder understands that the Debenture has not been filed with or reviewed by the Commission nor the securities department of any state because of the private or limited nature of this offering as defined by applicable laws, and that the Debenture and the Conversion Shares have not been registered with the Commission under the Act nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings.

     (g) The Holder represents and warrants that the Debenture and the Conversion Shares are or will be acquired for investment purposes and not with a view to or for sale or distribution. The Holder represents that, upon acquisition of the Debenture and the Conversion Shares, there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Debenture and the Conversion Shares or any part thereof, and the Holder, upon acquisition of the Debenture and the Conversion Shares, has no present plans to enter into such contract, undertaking, agreement or arrangement and will neither directly or indirectly seek to assign, transfer or sell the same in any way inconsistent with the legend which is being placed on the Debenture and the Conversion Shares.

     (h) Each Holder agrees to indemnify and hold harmless the Borrower and each officer, director, employee, agent or control person of the Borrower, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent by reason of or arising from any misrepresentation or misstatement of material facts or omission to state material facts necessary to make the facts stated, under the circumstances, not materially misleading, made or omitted by such Holder to the Borrower in a writing provided to the Borrower expressly for the purpose of inclusion in the Registration Statement or any amendment thereto, against losses, liabilities and expenses for which the Borrower, or any officer, director or control person of the Borrower has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Borrower or such officer, director or control person in connection with such action, suit or proceeding.

     8. Amendments and Waivers. Any provision of this Debenture may be modified and compliance with any of the provisions hereof may be waived only with the written consent of the Lender and Borrower. If the Debenture has been assigned in whole or in part, each Debenture outstanding may be modified and compliance with any provision waived, only with the written consent of the Borrower and the Holder of such Debenture.

     9. Governing Law. This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of Delaware, other than those which would defer to the substantive laws of another jurisdiction. Any dispute arising hereunder shall be subject to adjudication solely in the federal and state courts of the State of New Jersey in __________ County. The Borrower and each Holder hereby consent to the exclusive jurisdiction of such courts, waiving any claim of inconvenient forum.

     IN WITNESS WHEREOF, the Borrower and Lender have caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                     ION NETWORKS, INC.


                                     By:
                                        ------------------------------
                                     Name:    Norman Corn
                                     Title:   Chief Executive Officer


Lender:



__________________________
Steven M. Deixler